AUTOMOBILE PROTECTION CORPORATION - APCO
                        15 DUNWOODY PARK DRIVE, SUITE 100
                             ATLANTA, GEORGIA 30338

                    Notice of Annual Meeting of Shareholders
                           To Be Held on July 2, 1996

To the Shareholders of Automobile
  Protection Corporation - APCO

         Notice is hereby given that the Annual Meeting of Shareholders of Automobile Protection Corporation - APCO (the "Company") will be held on Tuesday, July 2, 1996, at 9:00 a.m. Eastern Standard Time, at the offices of the Company, which are located at 15 Dunwoody Park Drive, Suite 100, Atlanta, Georgia 30338 for the following purposes:

         1. To elect four (4) directors to hold office until the 1996 Annual Meeting of the Shareholders and their respective successors have been duly elected and qualified; and

         2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only shareholders of record at the close of business on May 28, 1996 are entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /S/ Martin J. Blank
                                            -------------------
                                            Martin J. Blank,
                                            Secretary

May 29, 1996

         IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                    AUTOMOBILE PROTECTION CORPORATION - APCO

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                           To Be Held on July 2, 1996

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Automobile Protection Corporation - APCO (the "Company") for use at the Annual Meeting of Shareholders to be held on July 2, 1996, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The Annual Meeting of Shareholders will be held at 9:00 a.m. Eastern Standard Time, at the offices of the Company, which are located at 15 Dunwoody Park Drive, Suite 100, Atlanta, Georgia 30338.

         Management intends to mail this proxy statement and the accompanying form of proxy to shareholders on or about May 31, 1996.

         Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the meeting. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.

         The address of the principal executive office of the Company is:

                  15 Dunwoody Park Drive, Suite 100
                  Atlanta, Georgia 30338
                  Telephone Numbers: (770) 394-7070

         Proxies which are executed but which do not contain any specific instructions will be voted for all the directors specified herein and at the discretion of the persons appointed as proxies on any other matter that may properly come before the Annual Meeting or any adjournment or adjournments thereof.
                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

         Only shareholders of record at the close of business on May 28, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 9,963,313 shares of Common Stock, par value $.001 per share ("Common Stock"), and 300 shares of Class C Preferred Stock outstanding and entitled to vote at the Annual Meeting. The holders of the Common Stock on the Record Date are entitled to one vote for each share of Common Stock. The holders of the Class C Preferred Stock are entitled only to vote in the election of directors and are entitled to elect the smallest number of directors that will constitute a majority of the Board of Directors through 1998.

         The presence at the Annual Meeting, either in person or by proxy, of a majority of the holders of shares of Common Stock outstanding, is necessary to constitute a quorum for the transaction of all business before the Annual Meeting, except as to the election of directors, where it is also necessary that a majority of the holders of the Class C Preferred Stock outstanding are also present for a quorum to exist.

         Shares of record held by a broker or nominee that are not voted on any matter are treated as shares as to which voting power has been withheld by the beneficial owners and, therefore, as shares not entitled to vote on the proposal and will not be included in determining the existence of a quorum. If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes of the Common Stock and Class C Preferred Stock cast at the Annual Meeting with respect to the election of directors, subject to the right of the Class C Preferred Stock to elect the smallest number of directors that will constitute a majority of the Board of Directors. Plurality means that the nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected. Consequently, any shares not voted "FOR" a particular director (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted for purposes of determining a plurality.

         The following table sets forth certain information regarding the Company's common stock and Class C Redeemable Preferred Stock owned on May 28, 1996 (i) by each person who is known by the Company to own beneficially 5% or more of the Company's outstanding common stock and Class C Redeemable Preferred Stock; (ii) by each of the Company's directors and officers; and (iii) by all directors and officers as a group.

                                                                         Number of
                                                                         Shares of
                                Number of                                 Class C
                                Shares of           Percent of           Redeemable
                                 Common              Ownership            Preferred
                                  Stock              of Common              Stock
Name and address              Beneficially             Stock            Beneficially
of Beneficial Owner               Owned             Outstanding             Owned
- ----------------------------------------------------------------------------------------------------
- --------------------------
Martin J. Blank                 995,168  (1)          9.9%                  150
15 Dunwoody Park Dr.
Atlanta, GA 30338

Larry I. Dorfman              1,014,168  (2)         10.0%                  150
15 Dunwoody Park Dr.
Atlanta, GA 30338

Anthony R. Levinson
15 Dunwoody Park Dr.
Atlanta, GA 30338                49,000  (3)            *                    -

Howard C. Miller                135,202  (4)          1.3%                   -
15 Dunwoody Park Dr.
Atlanta, GA 30338

Mechlin D. Moore                 23,957  (5)            *                    -
15 Dunwoody Park Dr.
Atlanta, GA 30338

J. Morton Davis                 511,560  (6)          5.1%                   -
44 Wall Street
New York, NY 10005

Directors and officers as     2,217,495  (7)         21.2%                  300
a group (5 persons)

* Less than 1%

                                        2

(1) Includes options to purchase 138,000 shares of the Company's common stock, which are currently exercisable. Excludes options to purchase 50,000 shares which are not currently exercisable and Class C Redeemable Preferred Stock. The Class C Redeemable Preferred Stock gives the holders the right to elect the majority of the Company's Board of Directors until September 11, 1998.
(2) Includes options to purchase 158,000 shares of the Company's common stock, which are currently exercisable. Excludes options to purchase 70,000 shares which are not currently exercisable and Class C Redeemable Preferred Stock. The Class C Redeemable Preferred Stock gives the holders the right to elect the majority of the Company's Board of Directors until September 11, 1998.
(3) Includes options to purchase 49,000 shares of the Company's common stock, which are currently exercisable. Excludes options to purchase 55,000 shares which are not currently exercisable.
(4) Includes options to purchase 134,202 shares of the Company's common stock, all of which are currently exercisable.
(5) Includes options to purchase 22,957 shares of the Company's common stock, all of which are currently exercisable.
(6) Includes securities owned by Mr. J. Morton Davis, D.H. Blair Holdings, Inc. and D.H. Blair Investment Banking Corp., reported as of December 31, 1995.
(7) Includes 1,715,336 issued shares, 502,159 currently exercisable options to purchase shares of the Company's common stock, but excludes 175,000 options which are not currently exercisable.

                              ELECTION OF DIRECTORS

         Four directors, constituting the entire Board of Directors, are to be elected at the meeting. Of these four persons, the holders of the Class C Preferred Stock have the right to elect three directors. The holders of the Class C Preferred Stock have indicated to the Company that they intend to vote their shares to elect Messrs. Blank, Dorfman and Miller. The proxies granted by the holders of the Common Stock will be voted individually at the Annual Meeting for the election of persons listed below as directors of the Company. Each of the persons named below indicated to the Board of Directors of the Company that he will be available as a candidate, but if the situation should arise that any person is not available to be elected, the proxy may be voted for the election of such other person as shall be designated by the Board of Directors. Each person elected to be a director shall serve until the next Annual Meeting and until their successors are duly elected and qualified.

                                 Director
Name                   Age         Since         Position
- --------------------------------------------------------------------------------------
Martin J. Blank        49          1984          Chairman of the Board, Chief Operating
                                                 Officer, Secretary and Director

Larry I. Dorfman       40          1984          President, Chief Executive Officer and
                                                 Director

Howard C. Miller       69          1989          Director

Mechlin D. Moore       65          1991          Director

MARTIN J. BLANK, a co-founder of the Company, has served as Secretary and Director since its incorporation in September 1984 and as the Chairman of the Board and Chief Operating Officer since April 1988. Mr. Blank is an attorney admitted to the bar in the States of Georgia and California. Mr. Blank's experience prior to co-founding the Company includes the practice of law and representation and financial management for professional athletes.

LARRY I. DORFMAN, a co-founder of the Company, has served as President and Director since its incorporation in September 1984 and as Chief Executive Officer since April 1988. Prior to co-founding the Company, Mr. Dorfman was Vice President-Sales for Paymaster Checkwriter Company, Inc. in Atlanta with responsibility for the direction and supervision of its sales force.

HOWARD C. MILLER has served as Director of the Company since January 1989. Mr. Miller currently serves on the audit committee of the United States Olympic Committee and as a Director of Stone Container Corporation. Mr. Miller's past experience includes President and CEO of Avis, Inc., Vice President of ITT, President and CEO of Canteen Corporation.

MECHLIN D. MOORE has served as Director of the Company since June 1991. Mr. Moore is an independent consultant in insurance communication and marketing. Mr. Moore's past experience includes President of the Insurance Information Institute and Senior Vice President of United Air Lines, Inc.

         Directors are elected by the stockholders at each annual meeting (or in the case of a vacancy, are appointed by the directors then in office) to serve until the next annual meeting or until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors.

         During the period September 1, 1994 through December 31, 1995, the Board of Directors held four meetings and took action by unanimously consenting on one occasion. All the directors standing for reelection attended all of the meetings. The audit committee is comprised of Martin J. Blank and Howard C. Miller. The Compensation Committee is comprised of Larry I. Dorfman, Howard C. Miller and Mechlin D. Moore.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities ("ten-percent stockholders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and with the National Association of Securities Dealers, Inc. ("NASD"). Officers, directors and ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
         Based solely on its review of the copies of such forms received by it, the Company believes that since August 31, 1994, all its officers, directors and ten-percent stockholders complied with the Section 16(a) reporting requirements.

EXECUTIVE COMPENSATION

The following table sets forth the compensation of the Company's Chief Executive Officer and Chief Operating Officer for the periods indicated.

                                                                 Long-term
                                                               Compensation
Name and principal                                                Options-
position                   Period              Salary (1)      No. shares (2)
- -------------------------------------------------------------------------------
Larry I. Dorfman           12 months ended
President and Chief        12/31/95             $249,636
Executive Officer          4 months ended
                           12/31/94             $ 40,288
                           12 months ended
                           8/31/94              $124,723         200,000
                           12 months ended
                           8/31/93              $ 85,638


Martin J. Blank            12 months ended
Chairman and Chief         12/31/95             $249,636
Operating Officer          4 months ended
                           12/31/94             $ 40,288
                           12 months ended
                           8/31/94              $124,723         200,000
                           12 months ended
                           8/31/93              $ 85,638

- ------------
(1) Represents base salary and compensation based upon the number of vehicle service contracts processed each month. See Report on Executive Compensation, Employment Arrangements (Chief Executive Officer and Chief Operating Officer).

(2) On September 10, 1993, the Company's Board of Directors granted each executive 100,000 non-qualified stock options to purchase 100,000 shares of the Company's common stock at $1.93 per share, which is 110% of the market value of one share of the Company's common stock on the date of grant. On June 28, 1994, the Company's Board of Directors granted each executive 100,000 non-qualified stock options to purchase 100,000 shares of the Company's common stock at $2.54 per share, which is 110% of the market value of one share of the Company's common stock on the date of grant. See Insider Participation in Compensation Matters.

Option Grants during past year and transition period

The following table sets forth certain information with respect to stock options granted to executive officers during 1995 by the Company's Board of Directors. No grants were made during the transition period of September 1, 1994 to December 31, 1994. No stock appreciation rights have been granted.

                                                                      Potential Realizable
                                                                        Value at Assumed
                                      % of                              Annual Rates of
                                  Total Options                           Stock Price
                                   Granted to                           Appreciation for
                        Options   Employees in   Exercise   Expiration   Option Term
Name                    Granted    Fiscal Year    Price       Date         5%         10%
- ----                    -------    -----------    -----       ----         ---        ---
Anthony R. Levinson     10,000}        16%        $2.09      5/5/99      $4,600    $ 9,600 (1)
                        10,000}                   $2.09      5/5/00      $5,800    $12,700 (2)
- -----------

(1) The assumed annual rates of appreciation of five and ten percent would result in the price of the Company's common stock increasing to $2.55 and $3.05, respectively, from the price on the date of grant which was $2.09.

(2) The assumed annual rates of appreciation of five and ten percent would result in the price of the Company's common stock increasing to $2.67 and $3.36, respectively, from the price on the date of grant which was $2.09.


OPTION EXERCISES DURING PAST YEAR AND TRANSITION PERIOD AND YEAR-END OPTION VALUES

                                                                             Value of
                                                          Number of         Unexercised
                                                         Unexercised       In-the Money
                                                         Options at         Options at
                                                        December 31,        December 31,
                                                            1995               1995
                          Acquired         Value        Exercisable/       Exercisable/
                          Exercise       Realized      Unexercisable      Unexercisable
                             (#)            ($)             (#)                 ($)
Larry I. Dorfman           150,000       $211,500      138,000/50,000     $98,260/$13,500
Martin J. Blank            150,000       $211,500      138,000/50,000     $98,260/$13,500
Anthony R. Levinson           -           -             39,000/65,000     $26,330/$42,350

COMPENSATION OF OUTSIDE DIRECTORS

         Directors who are not full time employees of the Company receive, as compensation for their services, $2,000 for each Board of Directors meeting attended. The amount of compensation was changed by the Board of Directors (Mr. Miller and Mr. Moore abstained from the vote) in February 1996 to $4,000 per meeting. Each director is reimbursed for their travel expenses incurred in connection with attendance at meetings of the Board of Directors.

OUTSIDE DIRECTORS' STOCK OPTION PLAN
         The Company has a stock option plan for the benefit of its directors who are not salaried employees of the Company or full time consultants to the Company or its subsidiaries (the "Outside Directors' Plan") pursuant to which 300,000 shares of the Company's common stock have been reserved for issuance upon exercise of such options. The purpose of the Outside Directors' Plan is to advance the interests of the Company by affording eligible directors of the Company the opportunity to acquire an equity interest or increase their equity interest in the Company. The Outside Directors' Plan terminates in May 1998. Each eligible director in office on the effective date of the Outside Directors' Plan and each director elected to a regular term as a director at an annual meeting of stockholders thereafter at which directors are elected, will automatically be granted an option to purchase the maximum number of full shares having an aggregate market value on the date of grant equal to $25,000 at an exercise price per share equal to the fair market value of a share of the Company's common stock on the date of grant. An option may be exercised at any time for a period of 10 years from the date of grant. The number of shares which may be purchased upon exercise of an option is subject to adjustment in certain circumstances. Options are not transferable other than by will or the laws of descent and distribution, and in the event of death, an option may be exercised by the optionee's legatee, distributee or personal representative. Options are granted under the Outside Directors' Plan without regard to other forms of compensation eligible directors may receive from the Company. At May 28, 1996, options to purchase 167,981 shares of the Company's common stock, at prices ranging from $0.88 to $2.32 were outstanding under the Outside Directors' Plan. During 1995, a former director exercised an option to purchase 25,000 shares of the Company's stock at an exercise price of $1.00 per share. In April 1996, Mechlin D. Moore exercised an option to purchase 66,322 shares and subsequently disposed of these shares. No options were exercised during the transition period of September 1, 1994 to December 31, 1994.
         The following table shows the number of shares of the Company's common stock covered by options granted under the Outside Directors' Plan to current directors since September 1, 1994, the number of shares of the Company's common stock acquired by current directors since that date through exercise of options and the number of the Company's common shares subject to all outstanding options of current directors at May 28, 1996. Additionally, 10,822 options granted to a former director of the Company, which are exercisable at $2.32 per share and expire in 2004, are also outstanding.
                                             Howard C.        Mechlin D.
                                             Miller           Moore
                                             ------           -----
Granted 9/1/94 - 5/28/96:
Number of shares                             12,135              12,135
Average per share option price               $ 2.06              $ 2.06

Exercised 9/1/94 - 5/28/96:
Number of shares                                  0              66,322
Aggregate option price of options
 exercised                                        0              $ 1.13
Net value realized                                0           $ 181,606

Unexercised options at 5/28/96:
Number of shares                            134,202              22,957
Average unrealized value per share
 on 5/28/96 (1)                              $ 3.44              $ 2.57
- -------------
(1) Calculated as the difference between the market price of one share of the Company's common stock on May 28, 1996 and the average per share option price.

INSIDER PARTICIPATION IN COMPENSATION MATTERS

         On March 2, 1994, the Board of Directors established a compensation committee comprised of Messrs. Miller, Moore and Dorfman which is responsible for determining compensation levels for the executive officers of the Company. The Board of Directors follows a policy of linking compensation of executive officers to enhanced shareholder value.
         On December 18, 1995, the Compensation Committee of the Board of Directors (Mr. Dorfman abstained from the vote) voted to modify the vesting schedule for the options granted to Mr. Blank, Mr. Dorfman and Mr. Levinson in 1994, in light of the significant turnaround in the Company's operations and profitability. The option price was not changed and was in excess of the market price of the Company's stock on December 18, 1995. The options for Mr. Blank and Mr. Dorfman were modified such that the option is exercisable up to 50,000 shares on each of December 31, 1995 and 1996 for a period of five years after it becomes exercisable based on the following formula: (a) options exercisable on or after December 31, 1995 will be equal to the number derived by dividing the actual net income of the Company by $2 million multiplied by 50,000 and (b) options exercisable on or after December 31, 1996 will be equal to the number derived by dividing the actual net income of the Company by $3 million multiplied by 50,000, provided, if the fraction resulting from the net income calculation is one or greater, then only 50,000 shares will be purchasable commencing in each year as stated above. Mr. Levinson's options were modified in the same manner, except that Mr. Levinson has 25,000 options which are exercisable on each of December 31, 1995 and 1996.

REPORT ON EXECUTIVE COMPENSATION

         The compensation policies of the Company have been developed to link the compensation of the executive officers of the Company with enhanced shareholder value. Through the establishment of short- and long-term incentive plans and the use of base salary and performance bonus combinations, the Company seeks to align the financial interests of its executive officers with those of its shareholders.

EMPLOYMENT ARRANGEMENTS (CHIEF EXECUTIVE OFFICER AND CHIEF OPERATING OFFICER)
         These executives each receive a base salary of $72,000 plus additional compensation based upon the number of vehicle service contracts processed each month which exceed a prescribed level. Messrs. Blank and Dorfman are eligible to participate in other employee benefit plans as generally made available to employees of the Company.

   Martin J. Blank -- Larry I. Dorfman -- Howard C. Miller -- Mechlin D. Moore

1988 STOCK OPTION PLAN

         The Company has a stock option plan ("Plan") pursuant to which 800,000 shares of the Company's common stock have been reserved for issuance upon exercise of options designated as "incentive stock options" or "non-qualified options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The purpose of the Plan is to encourage stock ownership by certain officers and employees of the Company, and certain other persons instrumental to the success of the Company, and give them a greater personal interest in the success of the Company. Persons who are directors of the Company are not eligible to receive options under the Plan. The Plan is administered by the Board of Directors of the Company, or a committee appointed by the Board of Directors, which determines among other things, the persons to be granted options under the Plan, the number of shares subject to each option and the option price. The exercise price of any option granted under the Plan may not be less than the fair market value of the shares subject to the option on the date of grant, provided however, that the exercise price of any incentive option granted to an eligible employee owning more than 10% of the outstanding common stock of the Company may not be less than 110% of the fair market value
                                        8
of the shares underlying such option on the date of grant. The term of each option and the manner in which it may be exercised is determined by the Board of Directors, or a committee appointed by the Board of Directors, provided that no option may be exercised more than 10 years after the date of grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the Company's common stock, not more than 5 years after the date of grant. Incentive options may be granted only to employees. Options may be exercised as provided in the option agreement, but no option granted to an employee may be exercised unless the grantee is a regular employee of the Company, or a subsidiary, and has been in such position for at least one year after the date of grant, except that in the event of death, options may be exercised until the sooner of the expiration date of the option or six months following the death of the optionee. Each option not exercised expires as provided in the option agreement. Options are non-transferable, except in the event of death of the optionee. At May 28, 1996, options to purchase 721,778 shares of the Company's common stock, at prices ranging from $0.83 to $2.54 per share, were outstanding under the Plan. Between inception and May 28, 1996, 29,375 options have been exercised at an average exercise price of $1.16 per share.

PERFORMANCE GRAPH

         The following graph demonstrates the performance of the cumulative total return to the Company's shareholders during the past five years in comparison to the cumulative total return for the NASDAQ Market Index and the cumulative total return for a group of companies in SIC code 641 - Insurance Agents, Brokers and Service (the "Peer Group").

                       FIVE-YEAR CUMULATIVE TOTAL RETURNS
                   VALUE OF $100 INVESTED ON DECEMBER 31, 1990
                       (ID: Graphic -- Performance Graph)

                          1990     1991     1992     1993    1994     1995
APCO                      100      128.57   133.32   228.55  342.83   428.54
SIC 641 Code Index        100      116.97   126.95   116.92  118.01   138.22
NASDAQ Market Index       100      128.38   129.64   155.50  163.26   211.77

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         Price Waterhouse LLP has examined and reported upon the financial statements of the Company since 1988, including the twelve months ended December 31, 1995 and four months ended December 31, 1994. Price Waterhouse LLP has no direct or indirect interest in the Company or any affiliate of the Company. A representative of Price Waterhouse LLP will be available at the Annual Meeting with the opportunity to make a statement and to be available to respond to questions.

                  STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

         Stockholders who wish to present proposals appropriate for consideration at the Company's 1997 Annual Meeting of Shareholders must submit the proposals in proper form to the Company at its address set forth on the first page of this proxy statement not later than January 31, 1997 in order for the proposals to be considered for inclusion in the Company's proxy statement and form of proxy relating to such Annual Meeting.

                                OTHER INFORMATION

         All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith and soliciting proxies will be paid by the Company. It is estimated that such costs will be nominal. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy material to beneficial owners of stock. The solicitation of proxies will be conducted primarily by mail but may include telephone, telegraph or oral communications by directors, officers or regular employees of the Company acting without special compensation.

A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON MAY 28, 1996. ADDITIONAL COPIES OF THE ANNUAL REPORT AND COPIES OF THE COMPANY'S REPORT ON FORM 10-K WILL BE PROVIDED FREE OF CHARGE UPON REQUEST TO:

                    AUTOMOBILE PROTECTION CORPORATION - APCO
                        15 DUNWOODY PARK DRIVE, SUITE 100
                             ATLANTA, GEORGIA 30338
                          ATTENTION: INVESTOR RELATIONS
                                 (770) 394-7070

         The Board of Directors is aware of no other matters, except for those incidental to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

         Shareholders are urged to fill in, date and sign the accompanying form of proxy and return it to the Company as soon as possible.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Martin J. Blank
                                            -------------------
                                            Martin J. Blank,
                                            Secretary
May 29, 1996

Appendex A
                    AUTOMOBILE PROTECTION CORPORATION - APCO
                             15 DUNWOODY PARK DRIVE
                              ATLANTA, GERGIA 30338

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JULY 2, 1996

                      THIS PROXY IS SOILICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

     The undersigned hereby appoints Martin J. Blank and Larry I. Dorfman, and each of them Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the annual meeting of Stockholders of Automobile Protection Corporation - APCO on July 2, 1996 at 9:00 o'clock in the forenoon, E.S.T., or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1. ELECTION OF DIRECTORS

   FOR all nominees listed below              WITHHOLD AUTHORITY
   (except as marked to the contrary below)   to vote for all nominees below
                                           --                               --
      Martin J. Blank, Larry I. Dorfman, Howard C. Miller, Mechlin D. Moore

INSTRUCTIONS: To withhold authority to vote for any individual nominee write that nominee's name in the space below

          -----------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE.
IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL THE DIRECTORS AS LISTED ABOVE.
                                        Please sign exactly as the name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the full corporate name and by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

                                        Signature
                                                  ----------------------------
                                        Signature
                                        if held jointly
                                                       -----------------------
Dated:                     , 1996

   Please mark, sign, date and return this proxy card promptly using the enclosed envelope.